Exhibit 10.10

                            SECURED PROMISSORY NOTE


$100,000                                                        November 7, 2001

      FOR VALUE RECEIVED, the undersigned ("Maker"), promises to pay to the order of The Global Opportunity Fund Limited its successors and assigns ("Payee"), at c/o Thieme Securities, Inc., 1370 Avenue of the Americas, New York, NY 10019, or at such other place as Payee may from time to time designate, in lawful money of the United States of America, the principal sum of One Hundred Thousand Dollars ($100,000), or such lesser amount that may be outstanding pursuant to the terms of this Promissory Note (the "Note"), together with interest on the unpaid principal balance hereof from time to time outstanding, until maturity as provided below.

      1. Secured Obligation. The indebtedness evidenced by this Note is secured by pursuant to that certain Pledge and Security Agreement, by and between Maker and The Global Opportunity Fund Limited, (the "Security Agreement").

      2. Interest. The outstanding principal balance of this Note shall bear interest at the rate of ten percent (10%) per annum from the date hereof until the Maturity Date (as hereinafter defined), but in no event shall such interest exceed the Highest Lawful Rate (as hereinafter defined). Any payments of principal or interest that become past due shall bear interest at the Highest Lawful Rate. Interest on this Note shall be computed on the basis of the number of actual days elapsed in a year consisting of 365 days.

      3. Payments. All amounts owing hereunder, including all accrued and unpaid interest and the outstanding principal amount hereof shall be due and payable on the earlier to occur of (a) six months from the date hereof or (b) ten days subsequent to the receipt by Maker of gross proceeds of not less than $1,000,000 from the sale of its capital stock or securities which, upon the exercise or conversion thereof, will require Maker to issue its capital stock (the "Maturity Date"). Any amounts received by Payee in excess of the amounts required to pay all amounts owed to Payee shall be returned to Maker.

      4. Prepayments. Maker shall have the right to pay, in whole or in part, the principal of this Note at any time without premium or penalty. Any payment will first be applied to any expenses, then to accrued interest, and thereafter to principal.

      5. Time of Essence. Time is of the essence with respect to all of Maker's obligations and agreements under this Note.

      6. Events of Default. Each of the following shall constitute an "Event of Default" under this Note:

            (a) The failure, refusal or neglect of Maker to pay when due any part of the principal of, or interest on, this Note after such payment has become due and payable; or

            (b)   An event of default pursuant to the Security Agreement; or

            (c) Maker fails to perform any covenant or agreement contained herein, other than the payment of principal of or interest on this Note after such payment has become due and payable, within ten (10) days after having received written notice of such failure from Payee; or

            (d) If Maker (i) becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due, (ii) generally is not paying its debts as such debts become due, (iii) has a receiver or custodian appointed for, or a receiver or custodian takes possession of, all or substantially all of its assets, either in a proceeding brought by it or in a proceeding brought against it, and such appointment is not discharged or such possession is not terminated within thirty (30) days after the effective date thereof, or if it consents or acquiesces in such appointment or possession, (iv) files a petition for relief under the United States Bankruptcy Code or any other present or future federal or state insolvency, bankruptcy or similar laws (all of the foregoing hereinafter collectively called "Applicable Bankruptcy Law") or an involuntary petition for relief is filed against it under any Applicable Bankruptcy Law and such involuntary petition is not dismissed within thirty (30) days after the filing thereof, or an order for relief naming it is entered under any Applicable Bankruptcy Law, or any composition, rearrangement, extension, reorganization or other relief of debtors now or hereafter existing is requested or consented to by it, (v) fails to have discharged within a period of thirty (30) days any attachment, sequestration or similar writ levied upon any of its property, or (vi) fails to pay within thirty (30) days any final money judgment against it.

Nothing contained in this Note shall be construed to limit the Events of Default enumerated hereinabove and all such Events of Default shall be cumulative.

      7. Remedies. Maker agrees that upon the occurrence of any Event of Default, the holder of this Note may, at its option, without further notice or demand, (a) declare the outstanding principal balance of and accrued but unpaid interest on this Note at once due and payable, (b) pursue any and all other rights, remedies and recourses available to the holder hereof, including, but not limited to, any such rights, remedies or recourses, at law or in equity, or (c) pursue any combination of the foregoing. All rights and remedies of such holder shall be cumulative and the holder shall be entitled to all the rights of a holder in due course of a negotiable instrument.

      8. Additional Security. If all or any portion of the Company's obligations under this Note or any other Secured Promissory Note issued by Maker in connection with that certain Placement Agent Agreement between Maker and Thieme Securities, Inc., a New York corporation (collectively the "Defaulted Notes") remains unpaid subsequent to their maturity date, the Company will forthwith pay such obligations from 50% of its revenues less the cost of goods sold attributable to such revenues. Such payments shall be made on a pro rata basis based upon the amount of the then unpaid obligations with respect to each of the Defaulted Notes. The foregoing is in addition to any and all rights that the holder of the Note may otherwise have against the Company.

      9. Issuance of Common Stock. In the event the Company has not paid obligations under this Note on the Maturity Date, the Company shall thereafter issue an aggregate of 25,000 shares of its common stock $.00001 par value, to the holders of the Defaulted Notes during each calendar month or portion thereof during which such obligations remain unpaid in full. Such payments shall be made on a pro rata basis based upon the amount of the then unpaid obligations with respect to each of the Defaulted Notes. The foregoing is in addition to any and all rights that the holder of the Note may otherwise have against the Company.

      10.   No  Waiver.  No delay on the part of Payee or other  holder  of this
            Note in the exercise of any power or right under this Note, shall operate as a waiver hereof, nor shall a single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. Enforcement by the holder of this Note for the payment hereof shall not constitute an election by such holder of remedies so as to preclude the exercise of any other remedy available to such holder.

      11. Waiver. Except as otherwise expressly set forth herein, Maker and all endorsers, sureties, and guarantors hereof hereby jointly and severally waive all exemption rights under any applicable law, and also waive presentment for payment, demand, notice of nonpayment, valuation, appraisement, protest, demand, dishonor, notice of protest, notice of intent to accelerate, notice of acceleration, and all other notices, and without further notice hereby consent to all renewals, extensions, or partial payments either before or after maturity.

      12. Severability. The invalidity, or unenforceability in particular circumstances, of any provision of this Note shall not extend beyond such provision or such circumstances and no other provision of this Note shall be affected thereby.

      13. Highest Lawful Rate. It is expressly stipulated and agreed to be the intent of Maker and Payee at all times to comply with the applicable state and federal law governing the maximum rate or amount of interest payable on or in connection with this Note (or applicable United States federal law to the extent that it permits Payee to contract for, charge, take, reserve or receive a greater amount of interest than under state law). If the applicable law is ever judicially interpreted so as to make the amount of interest exceed any applicable law or regulation, or render usurious any amount called for under this Note, the Security Agreement or under any of the other documents evidencing, securing or relating to this Note, the Security Agreement or any part thereof (collectively, the "Agreements"), or contracted for, charged, taken, reserved or received with respect to the indebtedness evidenced by this Note (the "Loan"), or if acceleration of the maturity of this Note or if any prepayment by Maker results in Maker having paid any interest in excess of that permitted by law, then it is Maker's and Payee's express intent that all excess amounts theretofore collected by Payee be credited on the principal balance of this Note (or, if this Note has been or would thereby be paid in full, refunded to Maker), and the provisions of this Note and the other Agreements immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to permit the recovery of the fullest amount called for hereunder and thereunder, while complying in all respects with applicable law. The right to accelerate the maturity of this Note does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and Payee does not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Payee for the use, forbearance or detention of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the applicable usury ceiling. Notwithstanding any provision contained in this Note or in any of the other Agreements that permits the compounding of interest, including without limitation any provision by which any of the accrued interest is added to the principal amount of this Note, the total amount of interest that Maker is obligated to pay and Payee is entitled to receive with respect to this Note shall not exceed the amount calculated on a simple (i.e., non-compounded) interest basis at the Highest Lawful Rate on principal amounts actually advanced to or for the account of Maker, including the initial principal amount of this Note and any advances made pursuant to any of the Agreements (such as for the payment of taxes, insurance premiums and the like). As used herein, the term "Highest Lawful Rate" shall mean the maximum non-usurious rate of interest which may be lawfully contracted for, charged, taken, reserved or received by Payee from Maker in connection with the Loan under the applicable state law (or applicable United States federal law, to the extent that it permits Payee to contract for, charge, take, reserve or receive a greater amount of interest than under state law).

      14. Notices. All notices or demands required or permitted hereunder shall be in writing and shall be delivered personally or sent by registered or certified mail, postage prepaid:

If to the Payee:

            The Global Opportunity Fund Limited
            c/o Thieme Securities, Inc.
            1370 Avenue of the Americas
            New York, NY 10019
            Attention: Heiko Thieme, President
            Telephone: 212-397-3900
            Fax: 212-397-4036

      with a copy to:

            Reisman & Associates, P.A.
            Attn: Jonathan Reisman Esq.
            5100 Town Center Circle
            Boca Raton, FL 33486
            Telephone: 561-361-9300
            Fax: 561-416-9249

      If to the Maker:

            Statmon Technologies Corp.
            345 Maple Drive, Suite 120
            Beverly Hills, CA 90210
            Telephone: 310-288-4582
            Fax: 310-288-4381

      with a copy to:

            Martin Licht Esq.
            685 Third Avenue
            New York, NY 10017
            Telephone: 212-661-7100
            Fax: 212-661-3339

      15. Governing Law and Exclusive Venue. This Note shall be construed in accordance with and governed by the laws of the State of New York. The Payee, by acceptance hereof, and Maker hereby agree any legal action in connection with this Note shall be instituted only in the courts of the State of New York located in the County of New York or the Federal District Court for the Southern District of New York.

      16. Collection. If this Note is not paid according to the tenor hereof and strictly as above provided, it may be placed in the hands of an attorney at law for collection. In such event, each party liable for payment thereof, as obligor, maker, endorser, guarantor or otherwise, hereby agrees to pay the holder hereof, in addition to the sums above stated, a reasonable attorneys' fee, whether or not suit be initiated, which fee shall include attorneys' fees at the trial level and on appeal, together with all costs incurred. IN THE EVENT THAT LITIGATION IS INITIATED FOR THE COLLECTION OF ANY OBLIGATION EVIDENCED BY THIS NOTE, THEN MAKER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY REGARDING THIS NOTE AND ANY AGREEMENT OR INSTRUMENT SECURING SAME.

      17. Successors and Assigns. The provisions of this Note are binding on the assigns and successors of the Maker and shall inure to the benefit of the holder hereof and such holder's successors and assigns.

      18. Headings. The headings of the sections of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

THE PROPER DOCUMENTARY STAMP TAX, IF REQUIRED, HAS BEEN PAID ON THIS PROMISSORY NOTE BY THE MAKER.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the undersigned has executed this Note to be effective as of the date first written above.

                        STATMON TECHNOLOGIES CORP.


                        By: /s/ Geoffrey Talbot
                            -------------------

                        Name: Geoffrey Talbot
                              -----------------

                        Title: President
                               ----------------